FOREST CITY ENTERPRISES, INC.


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JUNE 11, 1996

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Forest City Enterprises, Inc. will be held in the ballroom at the Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, June 11, 1996 at 2:00 p.m., eastern daylight saving time, for the purpose of considering and acting upon:


(1) The election of twelve (12) directors, each to hold office until the next annual shareholders' meeting and until his successor shall be elected and qualify. Three (3) directors will be elected by holders of Class A common stock and nine (9) by holders of Class B common stock.


(2) The election of Coopers & Lybrand as independent auditors for the Company for the fiscal year ending January 31, 1997.


(3) Such other business as may properly come before the meeting or any adjournment thereof.


   Shareholders of record at the close of business on April 15, 1996 will be entitled to notice of and to vote at such annual meeting or any adjournment thereof.


BY ORDER OF THE BOARD OF DIRECTORS
	Thomas G. Smith, Secretary



Cleveland, Ohio
April 29, 1996


IMPORTANT: IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING.
           WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE MARK, DATE AND SIGN THE APPROPRIATE ENCLOSED PROXY OR PROXIES AND SEND THEM BY RETURN MAIL IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.




                       FOREST CITY ENTERPRISES, INC.

                              PROXY STATEMENT
                  SOLICITATION AND REVOCATION OF PROXIES
   The enclosed Proxy or Proxies relating to shares of Class A common stock and Class B common stock are solicited by and on behalf of the management of Forest City Enterprises, Inc. (hereinafter referred to as the "Company") for use at the annual meeting of shareholders to be held on Tuesday, June 11, 1996 at 2:00 p.m., eastern daylight saving time, in the ballroom at The Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113. A shareholder giving a Proxy may revoke the same by notifying the Company in writing or at the annual meeting, without affecting any vote previously taken.

                  OUTSTANDING SHARES AND VOTING RIGHTS
   As of April 15, 1996, the record date fixed for the determination of shareholders entitled to vote at the annual meeting, there were outstanding 5,208,527 shares of Class A common stock, par value $.33-1/3 per share, and 3,629,487 shares of Class B common stock, par value $.33-1/3 per share, of the Company. At the annual meeting, the holders of Class A common stock will be entitled as a class to elect three (3) directors. Nathan Shafran,
J. Maurice Struchen and Michael P. Esposito, Jr. have been nominated for election to serve as these directors. At the annual meeting, the holders of Class B common stock will be entitled as a class to elect nine (9) directors. Albert B. Ratner, Samuel H. Miller, Charles A. Ratner, Scott S. Cowen,
James A. Ratner, Ronald A. Ratner, Jerry V. Jarrett, Brian J. Ratner and Deborah Ratner Salzberg have been nominated for election to serve as these directors. Except for the election of directors, the holders of Class A common stock and Class B common stock will vote together on all other matters presented at the meeting and will be entitled to one (1) vote per share of Class A common stock and ten (10) votes per share of Class B common stock held of record.
   If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight hours before the time fixed for the holding of the meeting that such shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which he belongs, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each holder of shares of that class shall have the right to accumulate such voting power as he possesses at such election with respect to shares of that class. Each holder of shares of Class A common stock or Class B common stock, as the case may be, shall have as many votes as equal the number of shares of that class of common stock owned by him multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in such proportion as the holder may desire.
   Under Ohio law and the Company's Articles of Incorporation, broker nonvotes and abstaining votes will not be counted in favor of or against any nominee for election to the Board of Directors of the Company nor will such votes be counted in favor of or against the election of Coopers & Lybrand as the Company's independent auditors for the fiscal year ending January 31, 1997.

                               ANNUAL REPORT
   The Company's Annual Report for the fiscal year ended January 31, 1996 is enclosed herewith, but is not part of this Proxy Statement.


                           ELECTION OF DIRECTORS
   It is intended that proxies wil1 be voted for the election of the nominees named in the following table as directors of the Company unless authority is withheld. Each is to serve until the next annual shareholders' meeting and until his successor shall be elected and shall qualify. In the event any one or more of such nominees unexpectedly becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder. All of the nominees are presently directors of the Company.
	The following table sets forth the security ownership of management for each director, nominee, other named executive officer and all directors, nominees, named executive of officers and officers as a group.

                                                                                    Number of Shares of Capital Stock
                                                                                   Beneficially Owned at March 1, 1996
                                                                       -------------------------------------------------------
                                                                          Class A                            Class B
                             Occupation                       Director    Common    Percent   Percent        Common    Percent
            Name             And Age                           Since      Stock     of Class  of Class(e)    Stock     of Class
- ---------------------------- -------------------------------  -------- ------------ --------  ----------- ------------ --------
(1) Nathan Shafran           Vice Chairman of the Board        1960      159,976 (3)   3.04%    11.99%      535,279 (4)  14.71%
                             of Directors of the Company.
                             Age 82. (c)

(1) J Maurice Struchen       Retired Chairman and chief        1971          500       0.01%     0.02%          500       0.01%
                             Executive Officer of Society
                             Corporation (banking); Director
                             of Greif Bros. Corporation (creative
                             packaging). Age 75. (a,b)

(1) Michael P. Esposito, Jr. Retired Executive Vice President  1995        1,000       0.02%     0.02%            -           -
                             of The Chase Manhattan Bank, N.A.;
                             Chairman of the Board of Exel Limited
                             (Bermuda; insurance).
                             Partner, Inter-Atlantic Securities
                             Corporation (financial services).
                             Age 56. (a,b)

(2) Albert B. Ratner         Co-Chairman of the Board of       1960      222,809 (5)   4.23%     7.28%      172,678 (6)   4.74%
                             Directors, Director of American
                             Greetings Corporation
                             (greeting cards). Age 68. (c)

(2) Samuel H. Miller         Co-Chairman of the Board of       1960      184,995 (7)   3.51%      7.09%     202,401 (8)   5.56%
                             Directors and Treasurer of the
                             Company. Age 74. (c)

(2) Charles A. Ratner        President and Chief Executive     1972      284,446 (9)   5.40%      8.82%     197,449(10)   5.43%
                             Officer of the Company.
                             Age 54. (c)

(2) James A. Ratner          Executive Vice President of the   1984      323,179(11)   6.14%      9.07%     169,579(12)   4.66%
                             Company and President of Forest
                             City Rental Properties Corporation,
                             a subsidiary of the Company.
                             Age 51. (c)

(2) Jerry V. Jarrett         Retired Chairman and Chief        1984            -          -          -            -          -
                             Executive Officer of Ameritrust
                             Corporation (banking).
                             Age 64. (a,b)

(2) Ronald A. Ratner         Executive Vice President of the   1985      220,917(13)   4.20%      7.46%     185,647(14)   5.10%
                             Company and President of Forest
                             City Residential Development, Inc.,
                             a subsidiary of the Company
                             Age 49. (c)

(2) Scott S. Cowen           Dean and Albert J.                1989          400       0.01%      0.01%           -          -
                             Weatherhead, III
                             Professor of Management,
                             Weatherhead School of Management,
                             Case Western Reserve University;
                             Director of FabriCenters of America,
                             Inc. (specialty retailing); Premier
                             Industrial Corporation (industrial
                             distribution); LDI Corporation
                             (equipment leasing); American
                             Greetings Corporation (greeting
                             cards) and Society National Bank
                             (banking). Age 49. (a,b)

(2) Brian J. Ratner          Vice President-Urban              1993      139,871(15)   2.66%      4.07%      77,691(16)   2.13%
                             Entertainment of the Company.
                             Age 38. (c)

(2) Deborah Ratner Salzberg  Vice President of Forest City     1995      116,127(17)   2.21%      4.46%     124,339(18)   3.42%
                             Residential Development, Inc., a
                             subsidiary of the Company.
                             Age 42. (c)

OTHER NAMED EXECUTIVE OFFICER
    Thomas G. Smith          Senior Vice President,                                       -          -          100       0.00%
                             Chief Financial Offcer and
                             Secretary of the Company; First
                             National Bank of Ohio - Northern
                             Region Advisory Board. Age 55 (c,d)

ALL DIRECTORS, NOMINEES
  AND OFFICERS AS A GROUP (20 in number)                               1,439,801(19)  27,36%     44.62%   1,641,074(20)  45.09%



(1)  Nominated for election by holders of Class A common stock.
(2)  Nominated for election by holders of Class B common stock.

(3) Includes 85,219 shares of Class A common stock held in a partnership in which Mr. Shafran and his wife have shared voting and investment power.
     Mr. Shafran disclaims beneficial ownership in 795,297 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Nathan Shafran because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Shafran disclaims any beneficial ownership.

(4) These represent shares held in a partnership in which Mr. Shafran and his wife have shared voting and investment power. In addition, these shares are held by RMS, Ltd, an entity owned by the Ratner, Miller and Shafran families. Excluded from the table above are 100 shares of Class B common stock, also held by RMS, Ltd., that are beneficially owned by Mr. Shafran's wife in which he disclaims any beneficial ownership.

(5) Includes 184,946 shares of Class A common stock held in a trust in which Albert B. Ratner has an income interest but no interest in the remainder.
     Mr. Ratner disclaims beneficial ownership in 802,668 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Albert Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.

(6)  Includes 171,880 shares of Class B common stock held by RMS, Ltd.
     Excluded from the table above are 70,671 shares of Class B common stock, also held by RMS, Ltd., that are beneficially owned by Albert B. Ratner because of his relationship as a trustee over shares in which he has no residual interest and for which Mr. Ratner disclaims any beneficial ownership. Also excluded are 100 shares of Class B common stock beneficially owned by his wife in which he disclaims any beneficial ownership.

(7) Samuel H. Miller disclaims any beneficial ownership in 739,548 shares of Class A common stock that are not included in the table above. These shares are beneficially owned by him because of his relationship as a trustee over these shares in which he has no residual interest.

(8) All of these shares of Class B common stock beneficially owned by Samuel H. Miller are held by RMS, Ltd.

(9)  Includes 107,849 shares of Class A held in trusts of which Charles A.
     Ratner is trustee and/or has a residual interest. Includes 60,201 shares of Class A common stock held in a trust in which Charles A. Ratner has an income interest but no interest in the remainder. Charles A. Ratner disclaims any beneficial ownership in 416,425 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Charles Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.

(10) All of these shares are held by RMS, Ltd. Excluded from the table above are 934,806 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Charles A. Ratner because of his relationship as a trustee over shares in which he has no residual interest. An additional
     1,350 shares of Class B common stock, which are beneficially owned by his children, are shares in which Mr. Ratner disclaims any beneficial ownership.

(11) Includes 107,123 shares of Class A held in trusts of which James A.
     Ratner is trustee and/or has a residual interest. Includes 45,724 shares of Class A common stock held in a trust in which James A. Ratner has a term income interest but no interest in the remainder. James A.
     Ratner disclaims any beneficial ownership in 362,828 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by James Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.

(12) All of these shares are held by RMS, Ltd. Excluded from the table above are 190,285 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by James A. Ratner because of his relationship as a trustee over shares in which he has no residual interest or which are shares beneficially owned by his children in which Mr. Ratner disclaims any beneficial ownership.

(13) Includes 45,907 shares of Class A common stock held in a trust in which Ronald A. Ratner has a term income interest but no interest in the remainder. Ronald A. Ratner disclaims any beneficial ownership in 75,925 shares of Class A common stock that are not included in the table above.
     Certain of these shares are beneficially owned by Ronald Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.

(14) All of these shares of Class B common stock beneficially owned by Ronald A. Ratner are held by RMS, Ltd. Excluded from the table above are 886,145 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Ronald Ratner because of his relationship as a trustee over shares in which he has no residual interest or which are shares beneficially owned by his children in which Mr. Ratner disclaims any beneficial ownership.

(15) Brian J. Ratner disclaims any beneficial ownership in 28,600 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Brian Ratner because of his relationship as a trustee over shares in which he has no residual interest.
     The remainder, which are beneficially owned by his wife and children, are shares in which Mr. Ratner disclaims any beneficial ownership.

(16) All of these shares of Class B common stock beneficially owned by Brian J. Ratner are held by RMS, Ltd. Excluded from the table above are 475,185 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Brian Ratner because of his relationship as a trustee over shares in which he has no residual interest or which are shares beneficially owned by his wife and children in which Mr. Ratner disclaims any beneficial ownership. Also excluded from the table above are 300 shares of Class B common stock not held by RMS, Ltd. that are beneficially owned by Brian Ratner's wife in which Mr. Ratner disclaims any beneficial ownership.

(17) Deborah Ratner Salzberg disclaims any beneficial ownership in 33,700 shares of Class A common stock that are not included in the table above.
     Certain of these shares are beneficially owned by Deborah Salzberg because of her relationship as a trustee over shares in which she has no residual interest. The remainder, which are beneficially owned by her husband and children, are shares in which Ms. Salzberg disclaims any beneficial interest.

(18) All of these shares of Class B common stock beneficially owned by Deborah Ratner Salzberg are held by RMS, Ltd. Excluded from the table above are 428,537 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Ms. Salzberg because of her relationship as a trustee over shares in which she has no residual interest or which are shares beneficially owned by her husband and children in which Ms.
     Salzberg disclaims any beneficial interest.

(19) These shares of Class A common stock represent all the shares in which beneficial ownership is claimed by these persons. Those shares of which any of these persons disclaim beneficial ownership are disclosed in the footnotes above.

(20) Included in this total are 1,637,793 shares of Class B common stock that are held by RMS, Ltd. These shares represent all the shares in which beneficial ownership is claimed by these persons. Those shares of which any of these persons disclaim beneficial ownership are disclosed in the footnotes above.

(a) Member of the Audit Committee.
(b) Member of the Compensation Committee.
(c) Officer and/or director of various subsidiaries of the Company.
(d) This officer is not a director.
(e) Shares of Class B common stock are convertible into shares of Class A common stock at any time on a l-for-l basis. If Class B common shares for the nominee or officer listed were to be converted, the ownership of Class A common shares for that person would be as disclosed in the table above.

   The Company has been advised that the shares owned by RMS, Ltd. and shares owned by other Ratner, Miller and Shafran families will be voted for the approval of the election of the directors nominated and that such vote will be sufficient to elect said nominees.
   Nathan Shafran is the uncle of Charles A. Ratner, James A. Ratner and
Ronald A. Ratner are brothers. Albert B. Ratner is the father of Brian J.
Ratner and Deborah Ratner Salzberg.


                            DIRECTOR COMPENSATION
   Directors who are not officers of the Company received fees of $20,000 each for the fiscal year ended January 31, 1996, except for Mr. Esposito who received $15,000. In addition, Messrs. Cowen, Struchen, Jarrett and
Esposito performed certain special consulting services for the Company, including participation on various committees, for which they received, in the aggregate, $74,000. Mr. Struchen received $42,000, primarily for attending meetings of the Company's Executive, Audit and Compensation
Committees, monthly meetings of the Operating Committee and Strategic
Planning meetings. Mr. Jarrett received $14,500, for attending meetings of the Company's Executive, Audit and Compensation Committees and Strategic
Planning Meetings. Messrs. Cowen and Esposito received $11,000 and $6,500, respectively, for attending meetings of the Company's Audit and Compensation
Committees and Strategic Planning meetings. Officers of the Company who serve as directors do not receive any additional compensation.


                          PRINCIPAL SECURITY HOLDERS
   The following table sets forth the security ownership of all other persons who beneficially own 5% or more of the Company's common stock.

                                                     Number of Shares of Capital Stock
                                                    Beneficially Owned at March 1, 1996
                                                -------------------------------------------------
                                                   Class A                              Class B
        Name and Address of Other 5%               Common     Percent     Percent       Common        Percent
           Holders of Common Stock                 Stock      of Class    of Class(a)   Stock         of Class
- ---------------------------------------------------------------------------------------------------------------
William Harris Investors, Inc.                   222,162(1)     4.22%       6.47%      126,500(1)       3.48%
Suite 400
Two North La Salle Street
Chicago, IL 60602-3703

Wanger Asset Management, L. P. &                 303,920(2)     5.77%       8.49%      156,320(2)       4.30%
 Wanger Asset Management, Ltd.
227 West Monroe, Suite 3000
Chicago, IL 60606

Acorn Investment Trust,                          123,000(2)     2.34%       5.13%      155,000          4.26%
 Series Designated Acorn Fund
227 West Monroe, Suite 3000
Chicago, IL 60606

Heine Securities Corporation &                   170,800(3)     3.25%       3.25%            -             -
 Michael F. Price
51 J.F.K. Parkway
Short Hills, NJ 07078

Private Capital Management, Inc.                 411,750(4)     7.82%       7.82%            -             -
3003 Tamiami Trail North
Naples, FL 33940

Ratner, Miller & Shafran Family Interests      2,423,677(5)    46.05%      64.23%    2,678,453(5)      73.60%
10800 Brookpark Road
Cleveland, OH 44130


(1) William Harris Investors, Inc. ("WHI"), a Delaware corporation, is an investment advisor registered under the Investment Adviser Act of 1940. It has reported to the Company that it is the beneficial owner of the shares included in the table above by virtue of its advisory relationship with persons owning the shares. WHI disclaims any economic interest in any of these shares.

(2) Wanger Asset Management, L.P. is a Delaware limited partnership and Wanger Asset Management, Ltd. is a Delaware corporation (collectively referred to as "Wanger"). Acorn Investment Trust, Series Designated Acorn Fund ("Acorn") is a Massachusetts business trust. Power over voting and disposition of the securities reported by Acorn is shared with Wanger Asset Management, L.P., which is the investment advisor of Acorn.

(3) Heine Securities Corporation ("Heine") is an investment advisor registered under the Investment Adviser Act of 1940. Heine has reported to the Company that one or more of its clients is the legal owner of these securities. Pursuant to investment advisory agreements with its advisory clients, Heine has sole investment discretion and voting authority with respect to the securities shown in the table above. Michael F. Price, as president of Heine, also may be deemed to have investing and voting power over the same shares. Both Mr. Price and Heine disclaim any economic beneficial interest in any of these shares.

(4) Private Capital Management, Inc. ("PCM"), a Florida corporation, is an investment advisor registered under the Investment Adviser Act of 1940. PCM is deemed to be the beneficial owner of 306,200 shares of Class A common stock because of its shared power to dispose or to direct the disposition of these shares; PCM disclaims any power to vote or to direct the voting of these shares. Bruce S. Sherman, as president of PCM, also may be deemed to be the beneficial owner of the 306,200 shares beneficially owned by PCM. Mr. Michael J. Seaman, an employee of PCM or its affiliates, also owns 3,000 shares of Class A common stock not included in the table above. Mr. Seaman disclaims any beneficial ownership in any of the shares beneficially owned by either PCM or Mr. Sherman.

(5) The Ratner, Miller and Shafran families have an ownership interest in the Company as reflected in the table above. These shares are beneficially owned by members of these families either individually or through a series of trusts and custodianships. Of the Class B common shares listed above, RMS, Ltd. owns 2,667,705 shares which represents 73.30% of the Class B common stock outstanding at March l, 1996.
       Certain members of the Ratner, Miller and Shafran families have been nominated for election to serve on the Board of Directors of the Company. (See information regarding nominees and directors previously disclosed for further information regarding the beneficial ownership of the Company's common stock by these individuals.)
       Included in the data referred to above are shares owned by Fannye Shafran, wife of Nathan Shafran. Mrs. Shafran has a beneficial interest in 188,993 shares of Class A common stock and 535,379 shares of Class B common stock. Of those amounts, 125,469 shares of Class A common stock and 535,279 shares of Class B common stock are in a partnership with Nathan Shafran in which they have shared voting and investment power.
    If the Class B common shares were converted into Class A common shares, Fannye Shafran would own 11.43% of the Class A common shares outstanding.

(a) Shares of Class B common stock are convertible into shares of Class A common stock at any time on a l-for-l basis. If Class B common shares for each holder of common stock listed were to be converted, the ownership of Class A common shares for that holder would be as disclosed in the table above.

                     COMMITTEES OF THE BOARD OF DIRECTORS
   During the last fiscal year, the Company's Board of Directors held four regular meetings.
   The Audit Committee is composed of all four outside directors: Messrs.
Scott S. Cowen (Chairman), J. Maurice Struchen, Michael P. Esposito, Jr., and Jerry V. Jarrett. The Audit Committee recommends the firm of independent accountants to be appointed by the Board of Directors, subject to approval by the shareholders, reviews the fee structure and the scope of the annual audit, reviews the results of the annual audit, reviews reports of significant audits performed by the Company's internal auditors, reviews the adequacy of internal controls and consults with independent accountants and financial management on accounting issues, including significant changes in accounting practices. The Audit Committee met four times during the last fiscal year.
   The Compensation Committee is comprised of all four outside directors:
Messrs. Jerry V. Jarrett (Chairman),Michael P. Esposito, Jr., Scott S.
Cowen and J. Maurice Struchen. The Compensation Committee reviews the compensation arrangements for senior management. Two Compensation Committee meetings were held during fiscal 1995.
	  Each nonemployee director who serves on either the Audit or Compensation Committees receives $500 for each meeting attended. In addition, any nonemployee director who chairs a meeting receives an additional $500.
   The Board does not have a nominating committee. Board of Director nominees are proposed by the existing Board members.
   All Board members and Committee members attended at least 75% of their respective meetings during fiscal 1995, except for Jerry V. Jarrett.


                      COMPENSATION COMMITTEE REPORT
   The Compensation Committee of the Board of Directors consists entirely of the following nonemployee Directors:

                       Jerry V. Jarrett, Chairman
                        Michael P. Esposito, Jr.
                             Scott S. Cowen
                          J. Maurice Struchen

   The primary role of the Compensation Committee is to develop and implement compensation policies which are consistent with and integrally linked to the accomplishment of the Company's strategic objectives.
   The Company believes that shareholder value is best maximized through the increase in Earnings Before Depreciation and Deferred Taxes and the increase in the value of its real estate portfolio over time.
   The Company adheres to certain principles in developing its compensation policies. First, total compensation should be competitive with other companies in the real estate industry of similar size. Incentive compensation should be linked both to each individual's performance and the performance of the Company as a whole. Compensation opportunities should be structured to attract and retain those individuals that can help achieve the Company's strategic objectives and thus maximize shareholder value.
   The Compensation Committee reviews and approves all of the policies under which each form of compensation is paid or awarded to the Company's "key" of officers as defined by the Committee. The Committee approves the compensation of the Chief Executive Officer and the other five most highly compensated executive offcers. The Compensation Committee also reviews the salaries and incentives for each of the members of the Ratner, Miller and Shafran families identified as executive of officers. The Compensation Committee utilizes nationally recognized outside experts as consultants to assist it in the performance of its duties. These consultants are asked to analyze officers salaries and compare those paid by Forest City Enterprises with comparable corporations in the real estate field. In addition, the consultants are asked to provide the committee with guidance on ranges in annual salary and incentive compensation so officers of Forest City Enterprises would be compensated on a competitive basis. The committee meets with these consultants as required, and expects to continue to use their services in the future.
   The Stock Option Plan is intended to grant options for key executives to purchase shares of Company stock at fair market value. Consistent with its approach to all incentive compensation, stock awards under the Plan will be granted based upon the Committee's evaluation of all performance criteria and at target levels commensurate with industry survey data regarding long-term incentives.
   Section 162(m) of the Internal Revenue Code of 1986, as amended, and adopted under the Omnibus Budget Reconciliation Act of 1993, limits the deduction a publicly-held corporation may take for compensation paid to its chief executive officer and its four other most highly compensated employees. This Section of the Code currently does not apply to executive officer compensation for the Company. The Compensation Committee, therefore, does not have a policy regarding the qualification of executive officer compensation for deductibility under that Section of the Code.
   There is no other long-term incentive plan covering either the Chief Executive Officer or any of the named executive officers. If the Company initiates any new plans, the Compensation Committee will review and approve such plans.
   The Company entered into an employment agreement with Charles A. Ratner, President and Chief Executive Officer, on February 1, 1994. The Agreement provides for an annual salary of $325,000. The contract was initially for a one year term but is renewable annually. In reviewing the Chief Executive Officer's compensation, the Compensation Committee feels one of the most important indicators of performance on his part is his ability to understand and react to changing conditions affecting our industry and to adjust strategic directions and tactical plans to be responsive. Maintaining shareholder value and development of management succession plans also rank high on the list of performance indicators.


      Jerry V. Jarrett, Chairman            Michael P. Esposito, Jr.
           Scott S. Cowen                     J. Maurice Struchen



                            EXECUTIVE COMPENSATION
	The following table sets forth the compensation awarded to, earned by, or paid to the Company's chief executive officer and the five other most highly compensated named executive officers.


                                                   Annual Compensation
                                                   -------------------
                                                                                 All Other
Name and Principal Position        Year            Salary        Bonus         Compensation
- ---------------------------        ----            ------       ------       ----------------
 Albert B. Ratner, Co-Chairman     1995            449,987           -            30,569
  of the Board of Directors        1994            430,946           - 	          29,923
                                   1993	           399,985           -            28,307

 Samuel H. Miller, Co-Chairman     1995            384,986      60,000            33,681
  of the Board of Directors        1994            384,986           - 	          32,893
  and Treasurer.                   1993	           349,986           -            30,677

 Charles A. Ratner,                1995	           324,986           -            17,896
  President and Chief              1994	           321,812           -            13,254
  Executive Officer.               1993	           248,062           -            11,923

 Thomas G. Smith,                  1995	           287,005     100,000            55,052
  Senior Vice President,           1994	           274,986     125,000            55,265
  Chief Financial Officer          1993	           274,024     125,000            51,826
   and Secretary.

 Ronald A. Ratner,                 1995            249,985           -            11,271
  Executive Vice President         1994	           249,985           -            11,628
                                   1993	           248,062           -            10,190

 James A. Ratner,                  1995            249,985           -            11,523
  Executive Vice President         1994	           249,985           -            11,960
                                   1993	           248,062           -            10,473

   "All Other Compensation" includes the cost of group term life insurance, profit sharing payments under the Company's profit sharing plan (which was terminated at the end of 1993), the accrual of annual benefits and interest income on each employee's vested balance in the Company's deferred compensation plan and the Company's matching contribution to each employee participating in the 401(k) plan. It also includes the accrual of an amount for Mr. Smith that is provided in lieu of a deferred compensation plan that existed with his prior employer.
   The Company entered into an employment agreement with Albert B. Ratner, Co-Chairman of the Board of Directors on July 1, 1989. The agreement provides for an annual salary of $45O,000. The contract was initially for a term of one year but is renewable annually. Although no formal bonus plan exists, an annual bonus may be awarded, determined on a discretionary basis.
No bonus has been awarded for the past five years. During fiscal 1991 and 1992, Mr. Ratner agreed to a reduction in his salary to $240,000 and $340,000, respectively, as part of an overall salary reduction program of the executive officers of the Company. During fiscal 1993, Mr. Ratner's salary was increased to $400,000. Effective February 1, 1994, the Compensation Committee increased Mr. Ratner's salary to his stated contractual amount of $450,000 with existing benefits.
   On July 1, 1989, the Company entered into an employment agreement with Samuel H. Miller providing for an annual salary of $385,000. On March 1, 1993, the Company entered into employment agreements with James A. Ratner and Ronald A. Ratner providing for annual salaries of $250,000 each. These contracts, which were initially for a term of one year, are renewable annually. The Company has no bonus plan; however, each year bonuses may be awarded based upon performance, determined on a discretionary basis.
   The employment agreements for Albert Ratner, Samuel Miller, Charles Ratner, James Ratner and Ronald Ratner further provide that upon the death of such officer his beneficiary will receive an annual payment for five years equal to one-half of his average annual contractual salary, as stated in the contract, and bonus, if any, for the five calendar years immediately preceding his death.

                          PERFORMANCE GRAPH

  (The performance graph is printed in this space. The table below represents the data points of the performance graph.)


    1/31       1991      1992      1993      1994      1995      1996

    FCE         100       109       164       254       193       211
    S&P         100       123       136       153       154       213
    DJ          100       107        96       114       103       127



   The above graph shows a comparison of five-year cumulative total return to shareholders for Forest City Enterprises, Standard & Poor's 500 Stock Index ("S&P") and the Dow Jones Real Estate Investment Index ("Dow Index").
   Companies that comprise the Dow Index include Catellus Development Corporation, Federal Realty Investment Trust, First Union Real Estate
Equity, Newhall Land & Farming, Rockefeller Center Properties and The Rouse Company. Forest City Enterprises is not included in this Dow Index. The cumulative total return is based on a $100 investment on January 31, 1991 and the subsequent change in market prices of the securities at each respective fiscal year end. It also assumes that dividends were reinvested quarterly.


                   TRANSACTIONS WITH AFFILIATED PERSONS
   The Company paid approximately $114,000 as total compensation during the fiscal year ended January 31, 1996 to RMS Investment Corp. ("RMS"), a company owned by the principal shareholders of the Company that is engaged in property management and leasing. RMS serves as an owner's representative for four of the Company's properties in Greater Cleveland. The rate of compensation for such services was based on an hourly rate for time expended and is believed to be comparable to that which other management companies would charge. RMS also serves as the property manager for these four properties and is responsible for leasing vacant space. The rate of compensation for such management services is 4% of all tenant rentals plus a fee to lease vacant space. Management believes these fees are comparable to that which other management companies would charge
   Those of the principal shareholders who are officers or employees of the Company own, alone or in conjunction with others, certain commercial, industrial and residential properties which may be developed, expanded, operated and sold independently of the business of the Company. The ownership of these properties by these principal shareholders makes it possible that conflicts of interest may arise between them and the Company. Areas of possible conflict maybe in the development or expansion of properties which may compete with the Company or the solicitation of tenants for the use of such properties. However, no such conflicts are anticipated. The Company was informed by these principal shareholders in 1960 that, except for these properties, they would in the future engage in all business activities of the type conducted by the Company only through and on behalf of the Company as long as they were employed by the Company. This would not preclude them from making personal investments in real estate on which buildings and improvements have been completed prior to such investments.
   During 1991, the Company borrowed $10,000,000 from the Ratner, Miller and Shafran families and related parties. The loan accrued interest at 2% over Prime with an 8% minimum per year, and is secured by selected real estate assets of the Company and a note receivable. During 1992, 1993 and 1994, the Company repaid $1,377,000 to the Ratner, Miller and Shafran families, leaving a balance outstanding of $8,623,000 on this debt at January 31, 1995. During 1995, the loan was repaid in full. The terms of all the foregoing borrowing arrangements were no less favorable to the Company or its subsidiaries than those available from unrelated parties for comparable transactions.
   The Company and its subsidiaries have credit agreements and real estate mortgages with Key Corp, (formerly Society Corporation) of which J. Maurice Struchen, who is a director of the Company, is a retired Chairman of the Board. Scott Cowen, also a director of the Company, is a director of Society National Bank. The amount outstanding against these credit lines and mortgages as of January 31, 1996 was $145,918,149.

             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange.
Reporting Persons are required by regulations of the Securities and Exchange Commission to furnish the Company's Corporate Secretary with copies of all
Section 16(a) forms they file.
   Based solely on its review of the copies of Section 16(a) forms received by it, or written representations from Reporting Persons that no Forms 5 were required for those persons, the Company believes that during 1995 all filing requirements applicable to Reporting Persons were complied with except for the following:
   Joseph Shafran timely filed a Form 5 for the 1995 fiscal year to report two Form 4 transactions occuring within the fiscal year and previously unreported.

                  ELECTION OF INDEPENDENT AUDITORS
   The Board of Directors has nominated Coopers & Lybrand, Certified Public Accountants, for election by the shareholders at the annual meeting as the Company's independent auditors for the fiscal year ending January 31, 1997.
   A representative of Coopers & Lybrand will attend the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement.
   The affirmative vote of the horders of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock of the Company present or represented at the meeting is required for approval of proposal 2. The Company has been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal and that such vote will be sufficient to approve such proposal.

              SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING
   Any shareholder proposals intended to be presented at the Company's 1997 annual meeting of shareholders must be received by the Company at 10800 Brookpark Road, Cleveland, Ohio 44130 on or before December 15, 1996 for inclusion in the Company's proxy statement and form of proxy relating to the 1997 annual meeting of shareholders.

                               OTHER BUSINESS
   It is not anticipated that matters other than those described in this Proxy Statement will be brought before the meeting for action, but if any other matters properly come before the meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.
   Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming annual meeting, the Company will mail, at no charge to the stockholder, a copy of the Company's annual report on Form 10-K including the financial statements and schedules and excluding exhibits required to be filed with the Securities and Exchange Commission pursuant to rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's common stock must set forth a good faith representation that, as of the record date for the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

     Investor Relations
     Forest City Enterprises, Inc.
     10800 Brookpark Road
     Cleveland, Ohio 44130


                  COST AND METHOD OF PROXY SOLICITAITON
   The cost of solicitation will be paid by the Company. In addition to solicitation by mail, arrangements maybe made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for their expense in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by telephone, telegram or in person.

   By order of the Board of Directors.

   /s/ Thomas G. Smith, Secretary


Cleveland, Ohio
April 29, 1996




                                  PROXY CARDS
                             CLASS A SHAREHOLDERS

FRONT

   The front of the proxy cards has a space for the shareholder's name and address as well as the number of shares registered in their name. There are two lines for signatures and dates as well as the following language below the second signature line:

   "NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such."

   The card contains boxes for which the shareholder is to indicate their vote for each of the issues. Each issue is identified by number and a brief description as follows:

   1.  DIRECTORS:            FOR, WITHHELD
         For, except vote withheld from the following nominee(s):
         (A line is printed below this language to allow the shareholder to indicate the withheld nominee(s).)

   2.  AUDITORS:             FOR, AGAINST, ABSTAIN

   The following language is in the lower right hand corner in bold type:

   "The Board of Directors recommends a vote FOR items 1 and 2."


BACK

   The back of the proxy card contains the following language:

                      FOREST CITY ENTERPRISES, INC.
         Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders

The undersigned hereby appoints Albert Ratner, Samuel H. Miller, and Nathan Shafran, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Forest City Enterprises, Inc. to be held in Salon I at the Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, June 11, 1996 at 2:00 p.m., eastern daylight saving time, and at any adjournment thereof, to vote and act with respect to all shares of Class A common stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:


   (1) The election of three (3) directors, each to hold office until the next annual shareholders' meeting and until his successor shall be elected and qualify.

        Nominees: Nathan Shafran, J Maurice Struchen, Michael P. Esposito, Jr.

   (2) The election of Coopers & Lybrand as independent auditors for the Company for the fiscal year ending January 31, 1997.

   (3) In their discretion, to vote upon such other business as may properly come before the meeting.


Please specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance with your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted FOR items 1 and 2.


                                 PROXY CARDS
                             CLASS B SHAREHOLDERS

FRONT

   The front of the proxy cards has a space for the shareholder's name and address as well as the number of shares registered in their name. There are two lines for signatures and dates as well as the following language below the second signature line:

   "NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such."

   The card contains boxes for which the shareholder is to indicate their vote for each of the issues. Each issue is identified by number and a brief description as follows:

   1.  DIRECTORS:            FOR, WITHHELD
         For, except vote withheld from the following nominee(s):
         (A line is printed below this language to allow the shareholder to indicate the withheld nominee(s).)

   2.  AUDITORS:             FOR, AGAINST, ABSTAIN

   The following language is in the lower right hand corner in bold type:

   "The Board of Directors recommends a vote FOR items 1 and 2."


BACK

   The back of the proxy card contains the following language:

                      FOREST CITY ENTERPRISES, INC.
         Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders



The undersigned hereby appoints Albert Ratner, Samuel H. Miller, and Nathan Shafran, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Forest City Enterprises, Inc. to be held in Salon I at the Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, June 11, 1996 at 2:00 p.m., eastern daylight saving time, and at any adjournment thereof, to vote and act with respect to all shares of Class B common stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:


   (1) The election of nine(9) directors, each to hold office until the next annual shareholders' meeting and until his successor shall be elected and qualify.

        Nominees: Albert B. Ratner, Samuel H. Miller, Charles A. Ratner, Scott S. Cowen, James A. Ratner, Ronald A. Ratner, Jerry V. Jarrett, Brian J. Ratner, Deborah Ratner Salzberg

   (2) The election of Coopers & Lybrand as independent auditors for the Company for the fiscal year ending January 31, 1997.

   (3) In their discretion, to vote upon such other business as may properly come before the meeting.

Please specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance with your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted FOR items 1 and 2.